SunTrust
   MORTGAGE
                                                      SunTrust Mortgage, Inc
                                                      Post Office Box 26149
                                                      Richmond, VA 23260-6149
                                                      Toll Free 1.800.634.7928
                                                      www.suntrustmortgage.com

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention: Citibank Agency & Trust (SASCO 2006-3H)


      Re: Annual Compliance Statement for SASCO 2006-3H


      In connection with the loans serviced by SunTrust Mortgage, Inc, (the "Company") pursuant to the Company's Servicing Agreement(s)/Purchase and Sale Agreement(s) with Lehman Brothers Bank, FSB and any applicable Reconstitution Agreement(s) (together, the "Transaction Agreements"), 1, the undersigned officer, hereby certify the following as of December 31, 2006:


       (i) The Company conducted a review of its activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Transaction Agreements during such period has been made under my supervision; and

      (ii} To the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Transaction Agreements in all material respects throughout such calendar year (or applicable portion thereof), except that as of January 1, 2006, the Company did not have procedures for monitoring compliance with requirements as specified in the applicable transaction agreements governing SEC Regulation AB transactions. To address the absence of such procedures, the Company's management has undertaken and completed the following actions: (a) completed a review of each Transaction Agreement and identified if there was specific language affecting any of the Servicing Criteria outlined in Section 1122; (b) to the degree that the Transaction Agreements required specific procedures related to the servicing criteria, the Company's Reference Point Library (where all policies and procedures are maintained) was updated to this effect; (c) for each pool, a Control Matrix was completed (and is maintained on a current basis) identifying which Transaction Agreements control each pool; and (d) established a monthly review process where the Company's managers review key factors of performance under Transaction Agreements and rest and to a questionnaire indicating compliance with such factors.


IN WITNESS WHEREOF, I do hereby certify the foregoing as of the date hereof. /s/John R. Purcell, Jr.
-----------------------------
John R. Purcell, Jr.
Senior Vice President - Manager, Servicing Division

Date: February 27, 2007